                                                   SCHEDULE 14A
                                                  (Rule 14a-101)

                                      INFORMATION REQUIRED IN PROXY STATEMENT

                                             SCHEDULE 14A INFORMATION
                            Proxy Statement pursuant to Section 14(a) of the Securities
                                               Exchange Act of 1934

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Check the appropriate box:
/  /   Preliminary Proxy Statement                                 /  / Confidential, For Use of the Commission
/X /   Definitive Proxy Statement                                       Only (as permitted by Rule 14a-6(e)(2))
/  /   Definitive Additional Materials
/  /   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                                Perini Corporation
                                 (Name of Registrant as Specified In Its Charter)

                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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           /X /  No fee required.
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identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration
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           (1)   Amount Previously paid:

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Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2005

TO THE STOCKHOLDERS OF PERINI CORPORATION:

        NOTICE IS HEREBY GIVEN that the 2005 annual meeting of the stockholders of PERINI CORPORATION, a Massachusetts corporation (the “Company”) will be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 19, 2005, at 9:00 a.m., local time, for the following purposes:

  Holders of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") will:
  Elect three (3) Class III Directors, to hold office for a three-year term, expiring at the Company's 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

  Consider and ratify the selection of Deloitte & Touche LLP, independent registered public accountants, as auditors of the Company for the fiscal year ending December 31, 2005; and

  Consider and act upon such other business as may properly come before the meeting or any adjournment or postponements thereof.
  Holders of the Company's $21.25 Convertible Exchangeable Preferred Stock (the "Preferred Stock") will:
  Elect two (2) Preferred Directors, to hold office until the earlier of (i) a one-year term, expiring at the Company's 2006 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment.

        The Board of Directors has fixed the close of business on March 30, 2005 as the record date for the determination of the stockholders entitled to vote at the meeting. Only stockholders of record as of the close of business on the record date will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

        A PLAIN WHITE form of proxy is being solicited from holders of the Common Stock. A WHITE Instruction Card with a BLUE LINE is being solicited from holders of the Preferred Stock. Whether or not you plan to attend the meeting, please fill in, sign, date and return the enclosed PLAIN WHITE proxy card or WHITE instruction card with BLUE LINE in the enclosed envelope, which requires no postage if mailed in the United States. It is important that these cards be returned. If you receive more than one card because your shares are registered in different names, or because you own both Common Stock and Preferred Stock, please execute each such card and return it promptly to assure that all your shares will be voted.

                                                                                By order of the Board of Directors,

                                                                                Susan C. Mellace, Secretary

Framingham, Massachusetts
April 18, 2005

        The Annual Report of the Company, including financial statements for the year 2004, is being sent to stockholders concurrently with this Notice.

Perini Corporation
73 Mt. Wayte Avenue
Framingham, Massachusetts 01701

PROXY STATEMENT

ANNUAL MEETING OF THE STOCKHOLDERS
OF PERINI CORPORATION

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of PERINI CORPORATION (“Company”, “Perini”, “we”, “us”, and “our”) to be used at our annual meeting of stockholders to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 19, 2005, at 9:00 a.m., local time, and at any adjournment or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A PLAIN WHITE proxy card is being sent to holders of our Common Stock, $1.00 par value (the “Common Stock”). If the accompanying PLAIN WHITE form of proxy is executed and returned, it may be revoked at any time before it is voted either by written notice to our Secretary, by the subsequent execution and delivery of another Proxy, or by voting in person at the Annual Meeting. A WHITE Instruction Card with a BLUE LINE is being sent to holders of our $21.25 Convertible Exchangeable Preferred Stock (the “Preferred Stock”). If the accompanying BLUE LINED Instruction Card is executed and returned, it may be revoked at any time before it is voted either by notice to our Secretary, by the subsequent execution and delivery of another Instruction Card bearing a later date or by voting in person at the Annual Meeting. The Proxy Statement, Notice of Annual Meeting and the enclosed Proxy or Instruction Card, as applicable, are first being mailed on or about April 18, 2005 to the stockholders of record as of March 30, 2005.

        The Board of Directors has fixed the close of business on March 30, 2005 as the record date for the determination of the stockholders entitled to vote at the Annual Meeting. As of March 30, 2005, the Company had outstanding 25,317,928 shares of Common Stock. Each share is entitled to one vote.

        The terms of our Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the “Preferred Directors”) to Perini’s Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. As of March 30, 2005, Perini had outstanding 55,927 shares of Preferred Stock. Each share is entitled to one vote. EquiServe Trust Company, N.A. as the Depositary for the Preferred Stock (the “Depositary”), is the holder of all of the issued and outstanding Preferred Stock. The terms of the Deposit Agreement by and among Perini, the Depositary and the holders of Depositary Shares representing the Preferred Stock provide that the holders of Depositary Shares are entitled to instruct the Depositary to vote the shares of Preferred Stock represented by their respective Depositary Shares. Each Depositary Share represents ownership of 1/10th of a share of Preferred Stock. Therefore, as of March 30, 2005, there were outstanding 559,273 Depositary Shares. The holders of Depositary Shares should forward their Instruction Cards to the Depositary instructing the Depositary how to vote the Preferred Stock.

STOCKHOLDER VOTES REQUIRED

Common Stock

        If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority under the rules of the New York Stock Exchange (“NYSE”) to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. The election of directors (proposal 1A.) and the ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2005 (proposal 1B.) are considered routine matters. We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

        The presence, in person or by proxy, of outstanding shares of Common Stock representing a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or broker non-votes will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

        A quorum being present, the affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary to elect each of the nominees for director. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares held by the firm on proposal 1A. You may vote FOR any or all director nominees and/or WITHHOLD your vote from any or all of the director nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

        Ratification of the selection of Deloitte & Touche as the Company’s independent auditor for 2005 requires the affirmative vote of a majority of all the shares present or represented at the Annual Meeting and entitled to vote on the proposal. As discussed above, if your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority under the rules of the NYSE to vote your unvoted shares on proposal 1B. If you vote to ABSTAIN on proposal 1B., your shares will not be voted in favor of such proposal, although your shares will be considered to have been entitled to vote on the proposal. As a result, voting to ABSTAIN on proposal 1B. has the effect of voting AGAINST such proposal.

Preferred Stock

        Assuming a quorum is present, the Depositary will vote the number of shares of the Preferred Stock for a nominee represented by the number of Depositary Shares instructed to be voted for that nominee. Under the terms of the Deposit Agreement, in the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting to the extent of the Preferred Stock represented by the Depositary Shares of such holder. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

        A holder of Depositary Shares may revoke an Instruction Card given with respect to the Election of Preferred Directors any time before it is voted by written notice to our Secretary, by the subsequent execution and delivery of an Instruction Card bearing a later date or by voting in person at the Annual Meeting.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Any proposal of a stockholder submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s statement and form of proxy for its 2006 Annual Meeting of Stockholders must be received by the Company on or before December 20, 2005 in order to be considered for inclusion in its proxy statement and form of proxy. Such proposals must comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

        Any proposal of a stockholder intended to be presented at the Company’s 2006 Annual Meeting of Stockholders, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8, must be received by us for inclusion in the proxy statement and form of proxy for that meeting not earlier than November 20, 2005, nor later than March 5, 2006. In addition, stockholder proposals and director nominations must comply with the requirements of our By-Laws. Any such proposal should be mailed to: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, Massachusetts 01701-9160, Attn: Clerk.

PROPOSALS 1A. and 2A.

ELECTION OF DIRECTORS AND PREFERRED DIRECTORS

Common Stock Nominees

        In accordance with our By-Laws, our Board of Directors is divided into three approximately equal classes, with each Director serving for a term of three years. As a consequence, the term of only one class of Directors expires each year, and their successors are elected for terms of three years. The Board of Directors has set the number of Directors at nine (9) members (as follows) in addition to the two (2) Preferred Directors:

          Name                                           Age         Director Since

          Class III - Term Expires 2005
          Peter Arkley*(3)                               50               2000
          James A. Cummings*                             60               2003
          Raymond R. Oneglia*(1)(2)(3)                   57               2000

          Class I - Term Expires 2006
          Robert Band                                    57               1999
          Michael R. Klein(1)(2)(3)                      62               1997
          Robert L. Miller(2)                            64               2004

          Class II - Term Expires 2007
          Willard W. Brittain, Jr. (1)                   57               2004
          Robert A. Kennedy (1)                          69               2000
          Ronald N. Tutor                                64               1997

*Nominee for election
(1) Audit Committee Member
(2) Compensation Committee Member
(3) Corporate Governance and Nominating Committee Member

        The principal occupation and business experience of each director listed above for the last five years is set forth below:

        Ronald N. Tutor has served as our Chief Executive Officer since March 2000 and as one of our directors since January 1997. He has also served as our Chairman since July 1999. He previously served as our Vice Chairman from January 1998 to July 1999, and Chief Operating Officer from January 1997 until March 2000 when he became Chief Executive Officer. Mr. Tutor also serves as Chairman, President and Chief Executive Officer of Tutor-Saliba Corporation, a California corporation engaged in the construction industry.

        Robert Band has served as a director since May 1999. He has also served as Chief Operating Officer since March 2000 and as President since May 1999. He previously served as Chief Executive Officer from May 1999 until March 2000, Executive Vice President and Chief Financial Officer from December 1997 until May 1999 and President of Perini Management Services, Inc. since January 1996.

         Peter Arkley has served as a director since May 2000. He has served as Managing Principal of AON Risk Services, Inc., an insurance and bonding brokerage firm, since January 1996.

        Willard W. Brittain, Jr. became a director in November, 2004. He has served as Chairman and Chief Executive Officer of Professional Resources on Demand, a private senior executive staffing company since 2002. He previously served as Chief Operating Officer of PwC Consulting since 2000, and Chief Operating Officer of Pricewaterhouse Coopers, LLP and Price Waterhouse since 1995.

        James A. Cummings has served as a director since March 2003. He has served as Chairman and Chief Executive Officer of James A. Cummings, Inc. since 2001. He previously served as President of Cummings from 1981 until 2003.

        Robert A. Kennedy has served as a director since March 2000. From 1994 to 2003, Mr. Kennedy served in various capacities for The Union Labor Life Insurance Company, a provider of insurance and certain financial services to its union members and related trust funds, including as Vice President of Special Projects from 2001 to 2003.

        Michael R. Klein has served as a director since January 1997 and as Vice Chairman of our Board since September 2000. Mr. Klein has been a partner of the law firm of Wilmer Cutler Pickering Hale and Dorr LLP since 1974. Mr. Klein also serves as Chairman of the Board of Directors of CoStar Group, Inc., a provider of commercial real estate information, and as a director of SRA International, Inc., a provider of technology services and solutions to United States federal government organizations.

        Robert L. Miller has served as a director since October, 2004. He has served as a consultant and member of the Board of Directors of SEI Chemical LLC since 2002. He is also an investor and developer of real estate properties. From 1999 to 2002, he served on the Los Angeles Water Quality Control Board. Mr. Miller serves on the Valuations Committee of Caltius Mezzanine Funds.

        Raymond R. Oneglia has served as a director since March 2000. He has also served as Vice Chairman of the Board of Directors of O&G Industries, Inc., a Connecticut corporation engaged in the construction industry, since 1997 and has served in various operating and administrative capacities since 1970.

        The Company is a party to a Shareholders’ Agreement with National Union Fire Insurance Company of Pittsburgh, Pa., Tutor-Saliba Corporation, O&G Industries, Inc., PB Capital Partners, LP and The Union Labor Life Insurance Company acting on behalf of its Separate Account P, or ULLICO. Under this agreement, Tutor-Saliba, O&G, PB Capital and ULLICO were given the right to designate one director each for election to the Board of Directors. The Company agreed to nominate such individuals for election or appointment to its Board of Directors at the earliest possible time, to use its best efforts to cause such persons to be elected to the Board, and to renominate each such person (or other person as may be designated by Tutor-Saliba, O&G, PB Capital or ULLICO) at such time as he or she is required to stand for reelection to the Board. The right to designate a person to be elected as a director terminates in the case of O&G and Tutor-Saliba when such stockholder and its permitted transferees own less than 25% of the common stock purchased by such stockholder in our March 2000 recapitalization, and in the case of PB Capital and ULLICO, when such stockholder and its permitted transferees own less than 5% of the outstanding shares of our common stock. Each of National Union, PB Capital and ULLICO also were given certain observer rights on the

Board until such time as it ceases to own 2.5% of the outstanding shares of common stock. Each party to the Shareholders’ Agreement has agreed to vote all of its shares in favor of the directors designated by each of the other parties thereto.

        Pursuant to this agreement, Tutor-Saliba has designated Ronald N. Tutor as its director nominee, O&G has designated Raymond R. Oneglia as its director nominee, and PB Capital has designated Michael R. Klein as its director nominee. ULLICO owns less than 1% of our common shares, and as a result, is no longer entitled to observer rights or the right to nominate a director.

        The Corporate Governance and Nominating Committee of our Board of Directors has recommended Peter Arkley, James A. Cummings and Raymond R. Oneglia for election as Class III Directors. Unless otherwise noted thereon, proxies solicited hereby will be voted for the election of Messrs. Arkley, Cummings and Oneglia as Directors to hold office until the 2008 Annual Meeting of Stockholders and until their successors are chosen and qualified. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason but if that should occur prior to the meeting, proxies solicited hereby may be voted either for a substitute nominee designated by the Board or recommended by the Corporate Governance and Nominating Committee, or the Board may determine to reduce the number of Directors.

        The Board recommends a vote FOR the election of each of the Class III nominees for election as Directors.

Preferred Stock Nominees

        The terms of our Preferred Stock provide that as a result of dividends on the Preferred Stock being in arrears for at least six quarters, the holders of the Preferred Stock are entitled, voting as a separate class, to elect two (2) Directors (the “Preferred Directors”) to our Board of Directors, to hold office until the earlier of (i) the date upon which their elected term expires and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. The following persons have been nominated for election as Preferred Directors by holders of the Preferred Stock:

          Preferred Stock Nominees                       Age         Director Since

          Frederick Doppelt*                             86               1998
          Martin Shubik*                                 79               2004
          Leland D. Zulch                                55                -

*Current director - Term expires 2005

        The principal occupation and business experience of each nominee listed above for the last five years is set forth below:

        Frederick Doppelt has served as a director since 1998. He has been a self-employed attorney specializing in trust and estate matters since 1983. If elected Mr. Doppelt has agreed to resign as a Preferred Director upon Court approval of the proposed settlement. See “Legal Proceeding Involving Director” on page 10.

        Martin Shubik has served as a director since 2004. He has served as the Seymour Knox Chair Professor of Mathematical Institutional Economics in the Department of Economics of the Cowles Foundation and School of Management, Yale University since 1998.

        Leland D. Zulch has served as construction manager for Charter Construction, Inc. since 1998.

        Instruction Cards solicited hereby will be voted by the Depositary for the Preferred Directors to hold office until the earlier of (i) the 2006 Annual Meeting of Stockholders and until their successors are chosen and qualified or (ii) until all dividends in arrears on the Preferred Stock have been paid or declared and funds therefor set apart for payment. The two Preferred Director nominees for whom the greatest number of shares of Preferred Stock is voted by the Depositary will be elected as the Preferred Directors.

OWNERSHIP OF COMMON STOCK BY DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

        The following table sets forth certain information concerning beneficial ownership as of February 28, 2005 of our common stock by each Director, director nominee and Executive Officer named in the summary compensation table and by all Directors and Executive Officers as a Group and certain holders of in excess of 5% of our common stock.

                                                                       Shares of Common Stock
                                                                        Beneficially Owned on
                                                                      February 28, 2005 (1) (2)
                      Name and Address*                                   Shares           %
---------------------------------------------------------------      ----------------------------

Directors, Director Nominees and Executive Officers
---------------------------------------------------

Ronald N. Tutor                                                        5,465,229  (3)    21.59%
Craig W. Shaw                                                            307,120  (4)     1.20%
Zohrab B. Marashlian                                                     126,500  (5)      **
Robert Band                                                              104,511  (6)      **
Michael R. Klein (7)                                                      69,255  (8)      **
Frederick Doppelt                                                         51,775  (9)      **
Martin Shubik                                                             20,853  (10)     **
Robert A. Kennedy                                                          6,000  (11)     **
Raymond R. Oneglia(12)                                                     6,000           **
Michael E. Ciskey                                                              -           -
Peter Arkley                                                                   -           -
James A. Cummings                                                              -           -
Willard W. Brittain, Jr.                                                       -           -
Robert L. Miller                                                               -           -
Leland D. Zulch                                                            1,523  (13)     **
                                                                     ------------       ---------
All Directors and Executive Officers as a Group (14 persons)           6,157,243         23.77%
                                                                     ------------       ---------

Beneficial Ownership of 5% or More
----------------------------------

Tutor-Saliba Corporation                                               5,465,229  (3)    21.59%
Richard C. Blum                                                        3,117,147  (14)   12.32%
Richard C. Blum & Associates, Inc.                                     3,117,147  (14)   12.32%
BLUM Capital Partners, L.P.                                            3,117,147  (14)   12.32%
PB Capital Partners, L.P.                                              3,060,741  (14)   12.09%
National Union Fire Insurance Company of Pittsburgh, PA                2,659,846  (15)   10.51%
O&G Industries, Inc.                                                   2,502,941  (16)    9.89%
                                                                     ------------       ---------
Total beneficial owners of more than 5% of Perini's Common
Stock                                                                 11,392,222  (17)   45.01%
                                                                     ------------       ---------

* Unless otherwise indicated, the address is
c/o Perini Corporation, 73 Mt. Wayte Avenue,
Framingham, Massachusetts 01701.
** Less than one percent

(1)      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock and options or warrants that are currently exercisable or exercisable within 60 days of February 22, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)      Based on 25,307,928 shares of common stock outstanding as of February 22, 2005.
(3)      Includes 3,112,288 shares of common stock that represent sole voting and investment power based on information contained in the Schedule 13D/A of Tutor-Saliba Corporation, or Tutor-Saliba, dated October 1, 2004. Also includes 2,352,941 shares for which Tutor-Saliba has the right to call and purchase from National Union Fire Insurance Company of Pittsburgh, Pa., or National Union, until March 29, 2006 in accordance with the Shareholders’ Agreement dated March 29, 2000. The address for Tutor-Saliba is 15901 Olden Street, Sylmar, California 91342.
(4)      Includes 305,000 shares for which Mr. Shaw holds options.
(5)      Includes 126,500 shares for which Mr. Marashlian holds options.
(6)      Includes 100,000 shares for which Mr. Band holds options.
(7)      Mr. Klein is the designated nominee to the Board of Directors of PB Capital, which owns 3,060,741 shares of common stock. Mr. Klein disclaims any beneficial ownership of these shares.
(8)      Includes 60,955 shares of common stock directly owned by Mr. Klein and 8,300 shares (as to which he disclaims beneficial interest) owned by a trust for his children.
(9)      Includes 39,654 shares of common stock issuable upon conversion of 59,900 $2.125 Depositary Convertible Exchangeable Preferred Shares (each of which represents 1/10th of an interest of our Preferred Stock) ("Depositary Shares") at a conversion rate of .662 shares of common stock for each Depositary Share. Of the 59,900 Depositary Shares, 16,250 shares are owned by trusts or estates as to which Mr. Doppelt serves as trustee and disclaims any beneficial ownership of such shares. The percentage of Depositary Shares beneficially owned by Mr. Doppelt to the total number of shares of Depositary Shares outstanding is 10.71%. Mr. Doppelt is a plaintiff in a suit against certain current and former directors of Perini with respect to the Depositary Shares. See "Legal Proceeding Involving Director", page 10.
(10)      Represents shares of common stock issuable upon conversion of 31,500 Depositary Shares at a conversion rate of .662 shares of common stock for each Depositary Share. Of the 31,500 Depository Shares, 5,500 shares are owned by a trust as to which Mr. Shubik serves as trustee and disclaims any beneficial ownership. The percentage of Depositary Shares owned by Mr. Shubik to the total number of Depositary Shares outstanding is 5.63%.
(11)      Includes 6,000 shares for which Mr. Kennedy holds options.
(12)      Mr. Oneglia is the designated nominee to the Board of Directors of O&G Industries, Inc., a company that owns 2,502,941 shares of common stock, and a company in which Mr. Oneglia is the Vice Chairman. Mr. Oneglia disclaims any beneficial ownership of these shares.
(13)      Includes 1,523 shares of common stock issuable upon conversion of 2,300 Depositary Shares at a conversion rate of .662 shares of Common Stock for each Depositary Share. The percentage of Depositary Shares owned by Mr. Zulch to the total number of shares of Depositary Shares outstanding is less than 1%. Mr. Zulch is a plaintiff in a suit against certain current and former directors of Perini with respect to the Depositary Shares. See "Legal Proceeding Involving Director", page 10.
(14)      Includes (a) 3,060,741 shares of common stock held by PB Capital, over which Blum Capital Partners, L.P ("BCP") beneficially has shared voting and investment power, (b) 6,605 shares of common stock held directly by BCP and (c) 49,801 shares of common stock held by a limited partner of PB Capital for which BCP serves as an investment advisor. Richard C. Blum & Associates, Inc., or RCBA Inc., is the sole general partner of BCP. Richard C. Blum is the Chairman of the board of directors and a substantial shareholder of RCBA Inc. Each of BCP, RCBA, Inc. and Mr. Blum disclaims beneficial ownership of the securities reported in the table except to the extent of any pecuniary interest therein. The address for each of BCP, RCBA, Inc., PB Capital and Richard C. Blum is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.
(15)      Represents shared voting and investment powers based on information contained in Schedule 13D/A of American International Group, Inc., the parent company of National Union, filed on April 28, 2004. The address of National Union is 70 Pine Street, New York, NY 10270.
(16)      Represents sole voting and investment power based on information contained in Schedule 13D of O&G Industries, filed on February 15, 2000, as amended. The address of O&G Industries, Inc. is 112 Wall Street, Torrington, CT 06790.
(17)      The share amount and share percentage eliminates duplication relating to (a) PB Capital's 3,060,741 shares of common stock which are also included in BCP's total (see Note 14 above), (b) the shares of common stock beneficially owned by RCBA Inc. and Mr. Blum as a result of their relationship with BCP (see Note 14 above), (c) 5,465,229 shares of common stock beneficially owned by Mr. Tutor which are also included in Tutor-Saliba's total (see Note 3 above) and (d) 2,352,941 shares of common stock included in Tutor-Saliba's total for which Tutor-Saliba has the right to call and purchase from National Union and also included in National Union's total (See Note 3 above).

LEGAL PROCEEDING INVOLVING DIRECTOR

        On October 15, 2002, Frederick Doppelt, Arthur I. Caplan and Leland D. Zulch filed a lawsuit individually, and as representatives of a class of holders of our Depositary Shares against certain current and former directors of Perini in the United States District Court for the District of Massachusetts. Mr. Doppelt is a current director of Perini, Mr. Caplan is a former director of Perini and Mr. Zulch is a current Preferred Director nominee. Specifically, the original complaint alleged that the defendants breached their fiduciary duties owed to the holders of the Depositary Shares and to Perini. The plaintiffs principally allege that the defendants improperly authorized the exchange of Series B Preferred Stock for common stock while simultaneously refusing to pay accrued dividends due on the Depositary Shares.

        In July 2003 the plaintiffs amended their complaint to add an allegation that the defendants have further breached their fiduciary duties by authorizing a tender offer for the purchase of up to 90% of the Depositary Shares and an allegation that the collective actions of the defendants constitute unfair and deceptive business practices under the provisions of the Massachusetts Consumer Protection Act (MCPA). In April, 2004 the Court dismissed the claim under the MCPA and the claim for breach of fiduciary duty as it relates to the tender offer.

        On November 30, 2004, Perini announced that the parties had reached an agreement for settlement of the lawsuit. Under the terms of the settlement which is subject to Court approval, Perini will purchase all of the Depositary Shares which participate in the settlement at a price per share of $19.00 in cash and one share of Perini common stock. The named plaintiffs have agreed to support the settlement. There are currently 559,273 Depositary Shares outstanding. In the event that fewer than 200,000 Depositary Shares participate in the settlement, Perini may terminate the settlement agreement, at which point the parties would revert to their previous positions in the litigation. The settlement provides that Frederick Doppelt will resign as a director of Perini upon Court approval of the settlement.

CORPORATE GOVERNANCE

        Perini has developed Corporate Governance Guidelines and a Code of Business Conduct and Ethics to outline our commitment to carefully govern the operation of our business and compliance with applicable laws and regulations, while maintaining the highest of ethical standards. Perini’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on the Company’s website at http://www.perini.com. In order to access this portion of our website, click on the “Investor Relations” tab. The Code of Business Conduct and Ethics is located under the “Corporate Governance” caption. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which applies to our Directors, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or any person performing similar functions will be disclosed on our website promptly following the date of such amendment or waiver.

Our Board of Directors

        Our affairs are managed under the direction of our Board of Directors. Our Directors serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between our directors and executive officers. For certain relationships between Perini and our directors see "Certain Transactions." Our Board currently has nine directors plus two Preferred Directors, of which eight (Mr. Oneglia, Mr. Klein, Mr. Brittain, Mr. Miller, Mr. Kennedy, Mr. Arkley, Mr. Shubik and Mr. Doppelt) are independent, as defined by the New York Stock Exchange listing standards, and as affirmed by the Board of Directors. The independent directors of the Board meet in executive session without management on a regularly scheduled basis and at least twice annually, or as many times as they deem necessary.

        The Board of Directors met six times during 2004. During 2004 all of our Directors attended at least 75% of the meetings of our Board of Directors and committees of which they are members, except for Peter Arkley who attended approximately 62% of such meetings. The members of the Board are encouraged to attend our annual stockholders’ meetings. Seven directors attended the 2004 Annual Stockholders’ meeting.

Communications with the Board

        The Board welcomes the submission of any comments or concerns from stockholders and any interested parties. Communications should be addressed to Perini Corporation, 73 Mt. Wayte Avenue, Framingham, MA 01701 and marked to the attention of the Board or any of its committees or individual directors.

Committees of Our Board of Directors

Audit Committee

        Our Board of Directors has an Audit Committee, which consists of Michael R. Klein (Chair), Willard W. Brittain, Jr., Raymond R. Oneglia and Robert A. Kennedy. Each of the members of the Audit Committee meets the independence and experience requirements of the rules of the New York Stock Exchange and the Securities and Exchange Commission, as affirmed by the Board. Based upon review of his qualifications, the Board has designated Mr. Brittain as the Committee’s “financial expert”, as defined by the SEC. The Audit Committee met eight times during 2004 and is required to have at least four regular meetings each year. The primary duties and responsibilities of the Audit Committee are to:

  Oversee that management maintains the integrity of our internal controls, financial systems and financial statements;
  Review the annual audited financial statements with management and the independent auditor;
  Appoint and evaluate the independent auditor;
  Oversee that management maintains compliance with legal and regulatory requirements;
  Meet with the independent auditor in executive session at least annually;
  Monitor the independence and performance of both our internal and external auditors; and
  Annually review the Audit Committee’s charter and performance.

        The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee.

The Audit Committee Report is included herein on pages 14 through 15. The Audit Committee Charter is available on the Company’s website at http://www.perini.com. In order to access this portion of our website, click on the “Investor Relations” tab. The Audit Committee Charter is located under the “Corporate Governance” caption.

Compensation Committee

        Our Board of Directors has a Compensation Committee, which consists of Raymond R. Oneglia (Chair), Michael R. Klein and Robert L. Miller. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The duties of the Compensation Committee are summarized in “The Compensation Committee Report” on pages 16 through 18 herein. The Compensation Committee met seven times during 2004 and is required to have at least three regular meetings each year.

        The Compensation Committee has the authority to retain special consultants to advise the Committee as it considers necessary. The Compensation Committee Charter is available on our website at http://www.perini.com. In order to access this portion of our website, click on the “Investor Relations” tab. The Compensation Committee Charter is located under the “Corporate Governance” caption.

Corporate Governance and Nominating Committee

        Our Board of Directors has a Corporate Governance and Nominating Committee, which consists of Michael R. Klein (Chair), Peter Arkley and Raymond R. Oneglia. Each member of the Committee is an independent director, as defined by the New York Stock Exchange and as affirmed by the Board. The Corporate Governance and Nominating Committee met four times during 2004 and is required to meet at least twice annually. The duties of the Nominating Committee include:

  Identifying individuals qualified to become directors and recommending to the Board the persons to be nominated for election as directors at the annual meeting of stockholders;
  Recommending director nominees for each committee of the Board and nominees for Chair of each committee;
  Evaluating the independence of each Board member and so advising the Board;
  Conducting a review and update as necessary of the Corporate Governance Guidelines and the Code of Business Conduct and Ethics;
  Conducting evaluations of the performance of the Board and each committee, including a self-evaluation; and
  Nominating a Lead Director whose duties shall include presiding at executive sessions of the independent directors.

        Potential Board candidates may include candidates nominated by stockholders in accordance with our By-Laws, those identified by a search firm retained for such purpose, or other candidates. The minimum qualifications and specific qualities and skills required for directors are set forth in the Nominating and Corporate Governance Committee charter. Any person whose name is so submitted will be evaluated in light of the needs of Perini and the qualities, skills and characteristics described above. Any nominee recommended by a stockholder will be reviewed and considered in the same manner as any other nominee. In order to be considered for inclusion as a nominee for director at our 2006 Annual Meeting of Stockholders, a recommendation must be received no later than March 5, 2006. Recommendations must be in writing and must contain the information set forth in Section 3.9 of our Bylaws.

        The Committee has the authority to retain consultants or other experts as it considers necessary to assist in the performance of its duties. The Corporate Governance and Nominating Committee Charter is available on our website at http://www.perini.com. In order to access this portion of our website, click on the “Investor Relations” tab. The Corporate Governance and Nominating Committee Charter is located under the “Corporate Governance” caption.

THE AUDIT COMMITTEE REPORT

        Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Company’s Board of Directors submits the following report.

        The primary duties and responsibilities of the Audit Committee (the “Committee”), which met eight times during the past fiscal year, are to oversee:

  The integrity of the Company's internal controls, financial systems and financial statements;

  Compliance by the Company with legal and regulatory requirements; and

  The independence and performance of both the Company's internal and external auditors.

        We meet with management periodically to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. We discuss these matters with the Company’s independent auditors and with appropriate Company financial personnel and internal auditors.

        We meet privately with both the independent auditors and the internal auditors, as required, each of whom has unrestricted access to the Committee.

        We also appoint the independent auditors and review periodically their performance and independence from management. As in prior years, the independent auditors are invited to be present at our Annual Meeting of Stockholders.

        The Directors who currently serve on the Committee meet the “independence” and “experience” requirements of the New York Stock Exchange, and have been so affirmed by the Board. In connection therewith, the Board of Directors has determined that none of us has a relationship to Perini Corporation that may interfere with our independence from the Company and its management. The Board of Directors has designated Willard W. Brittain Jr. as the Audit Committee Financial Expert, based in part on review of his qualifications.

        The Board has adopted a written charter setting forth the duties and responsibilities the Committee is to perform, which we review annually and revise as appropriate.

        Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

        The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discuss with us any issues they believe should be raised with us.

        This year, we reviewed the Company’s audited financial statements and met with both management and Deloitte & Touche LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to us that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

        We have received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”. These items relate to that firm’s independence from the Company.

Fees Paid to Audit Firm

        During the years ended December 31, 2004 and 2003, we retained Deloitte & Touche LLP to provide services in the following categories and amounts:

                                             2004             2003
                                         --------------   -------------

Audit Fees                                 $ 1,165,323       $ 469,300
                                         --------------   -------------
Audit Related Fees                         $         -       $  41,650
                                         --------------   -------------
Tax Fees:
Compliance                                 $   451,120       $ 275,000
                                         --------------   -------------
All Other Fees                             $         -       $       -
                                         --------------   -------------

        The Committee has considered the nature of the other services provided by Deloitte & Touche LLP and concluded they are compatible with maintaining the auditors’ independence. Annually, at the time we engage the auditors, we review the tasks to be performed by the independent auditors and pre-approve the related fees, as outlined in our Charter.

        We also discussed with Deloitte & Touche LLP any matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees”.

        Based on these reviews and discussions, we recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

                                                                           AUDIT COMMITTEE
                                                                                                    Michael R. Klein, Chair
                                                                                                    Willard W. Brittain, Jr.
                                                                                                    Robert A. Kennedy
                                                                                                    Raymond R. Oneglia

THE COMPENSATION COMMITTEE REPORT

        During 2004, the Compensation Committee of the Board of Directors of the Company consisted of three Directors, each of whom is “independent” under the rules of the New York Stock Exchange. The principal powers and duties of the Compensation Committee as established by the Board of Directors are:

  To review the Executive Compensation programs and policies and to employ outside expert assistance, if required, to analyze Company compensation practices to assure that they are consistent with corporate goals and objectives, and competitive with those of comparable firms in the construction industry;

  To recommend to the Board of Directors for its approval the base compensation of the Chairman and Chief Executive Officer and to review and approve the salary recommendations of the Chairman and Chief Executive Officer with respect to other members of top management;

  To recommend to the Board of Directors annual profit and other targets for the Company for the purpose of determining incentive compensation awards under the provisions of the Amended and Restated General and Construction Business Unit Incentive Compensation Plans (the "Incentive Compensation Plan"); and

  To administer the Incentive Compensation Plan and the Stock Option Plans; such administration includes power to (i) approve Participants' participation in the Plan, (ii) establish performance goals, (iii) determine if and when any bonuses shall be paid, (iv) pay out any bonuses, in cash or stock or a combination thereof, as the Committee shall determine from year to year, (v) construe and interpret the Incentive Compensation Plan and the Stock Option Plans, and (vi) establish rules and regulations and perform all other acts it believes reasonable and proper.

Compensation Policy

        The Compensation Committee strives to maintain corporate base salaries and the total compensation package appropriate to attract and retain highly qualified executives. This results in base salaries that generally are at the median range of those of other construction companies but allows executives to substantially exceed the median compensation levels when incentive compensation is earned. While recognizing that it may be difficult to find other companies with the same mix of business as the Company, the Committee, nevertheless, believes that a comparison with other construction companies is appropriate. The construction companies used for comparison for compensation purposes may include but are not limited to some of the companies which make up the construction peer group index shown in the Performance Graph set forth in this proxy statement.

        The compensation program for executive officers is composed of three elements: base salaries, annual incentive bonuses and long-term incentive stock awards. These elements of compensation are designed to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance. Salaries and annual incentive compensation bonuses result in payment for performance and are tied to the achievement of profit and/or cash flow targets. The value of the incentive stock awards depends upon the appreciation in market value of the Company’s Common Stock.

Executive Salary Increases in 2004

        Certain members of top management designated as Named Executive Officers in the “Summary Compensation Table” on page 19 received salary increases in 2004 that ranged from 13% to 20%.

        Section 162 (m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and four other most highly compensated executive officers unless the compensation meets certain criteria. The Compensation Committee has not established policy regarding annual compensation to such executive officers in excess of $1,000,000. However, to date, no officer of the Company has received compensation that was not tax deductible to the Company.

Compensation of the Chairman and Chief Executive Officer

        Our Chairman and Chief Executive Officer, Ronald N. Tutor, is generally compensated for his services under a management services contract between Perini and Tutor-Saliba Corporation, a company of which Mr. Tutor is the Chief Executive Officer and sole stockholder. Payments under this agreement were made at an annual rate of $250,000 in 2003 and $375,000 in 2004 until the fourth quarter when the Committee adjusted the annual rate to $800,000 based upon the results of an executive compensation study commissioned by the Committee from a nationally recognized consulting firm. In addition, Tutor-Saliba was awarded $800,000 in incentive compensation for 2004 under the management services contract, and Mr. Tutor was awarded 150,000 shares of common stock, to be vested according to the terms of a Retention Incentive Agreement.

The Incentive Compensation Plan of the Company

        The Incentive Compensation Plan is an integral part of the total compensation package of the Chairman and Chief Executive Officer, as well as the five executives whose salaries were reviewed by the Compensation Committee in 2004 and approximately 63 other employees of the Company. Eligibility and designated levels of participation are determined by the Compensation Committee. Eligibility to participate under the Incentive Compensation Plan is limited to individuals who are executives, managers and key employees of the Company and its wholly owned subsidiaries, whose duties and responsibilities provide them the opportunity to (i) make a material and significant impact on the financial performance of the Company; (ii) have major responsibility in the control of the corporate assets; and (iii) provide critical staff support necessary to enhance operating profitability.

        Under the terms of the Incentive Compensation Plan, participants can achieve incentive compensation awards ranging from zero to as much as 100% of base salary, which depends on the achievement of certain corporate goals. In addition, the Committee has the authority, when appropriate, to make certain discretionary incentive compensation awards. In 2004, the corporate goals under the Plan were based upon achievement of our pretax income target for the year.

        No sums attributed to a participant in the Incentive Compensation Plan become vested until the Compensation Committee approves the payment, usually in March following the year earned.

        In 2005, the Committee authorized the payment of $5,975,400 of incentive compensation payments for 2004 operations to 69 participants. Payment of incentive compensation awards for 2004 performance were paid 100% in cash.

The 2004 Stock Option and Incentive Plan

        Our Board of Directors, believing that stock-based awards can play an important role in the success of Perini, adopted the 2004 Stock Option and Incentive Plan, which was then approved by the shareholders. Awards under the Plan may be in the form of stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards or dividend equivalent rights. Eligibility, participation and vesting are determined by the Compensation Committee. No distributions are made under the Plan until the Compensation Committee reviews and approves the distribution.

        In 2004, the Committee authorized the granting of 150,000 restricted stock units and 150,000 shares of common stock to two individuals which will vest in 2005 and 2006, subject to the terms of the individual agreements. See “Summary Compensation Table” on page 19.

                                                                                          COMPENSATION COMMITTEE
                                                                                                                        Raymond R. Oneglia, Chair
                                                                                                                        Robert L. Miller
                                                                                                                        Michael R. Klein

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

        The following table sets forth the cash compensation paid by us and our subsidiaries, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and each of the four other most highly compensated Executive Officers of the Company whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) for the years ended December 31, 2004, 2003 and 2002, or for each year in which the Named Executive Officers served as such.

Summary Compensation Table

                                                                                  Long-Term
                                              Annual Compensation                Compensation
                                 ------------------------------------------    -----------------
                                                                                  Restricted           All Other
Name and Principal                                                                  Stock             Compensation
Position                    Year      Salary        Bonus          Other            Awards                (1)
-------------------------- ------  -----------  ------------    -----------    -----------------    -----------------
Ronald N. Tutor             2004    $       -     $ 800,000 (2)  $ 500,000 (2)      $ 2,505,000 (3)     $       -
Chairman and Chief          2003            -       500,000 (2)    250,000 (2)                -                 -
Executive Officer           2002            -       231,000 (2)    250,000 (2)                -                 -

Robert Band                 2004    $ 389,000     $ 539,400              -          $ 2,179,500 (4)     $   4,500
President and Chief         2003      375,000       525,000              -                    -             3,000
Operating Officer           2002      375,000       346,000              -                    -             2,800

Zohrab B. Marashlian        2004    $ 375,000     $ 310,700              -                    -         $   4,500
President, Perini Civil     2003      375,000       150,000              -                    -             3,000
Construction                2002      375,000       325,000              -                    -             2,800

Craig W. Shaw               2004    $ 389,000     $ 489,400              -                    -         $   4,500
President, Perini           2003      375,000       375,000              -                    -             3,000
Building Company, Inc.      2002      375,000       348,000              -                    -             2,800

Michael E. Ciskey           2004    $ 243,000     $ 232,200              -                    -         $   4,500
Vice President, Chief       2003      198,000       149,000              -                    -             3,000
Financial Officer

(1)      "All Other Compensation" represents estimated annual Company 401(k) retirement contributions for each of the Named Executive Officers, except Mr. Tutor.

(2)      Represents management services fee and bonus paid to Tutor-Saliba Corporation of which Mr. Tutor is the Chairman, President, Chief Executive Officer and sole stockholder. See "Certain Transactions" on pages 24 and 25.

(3)      Represents the dollar value of 150,000 shares of common stock to be granted under our 2004 Stock Option and Incentive Plan based on the closing market price of $16.70 on the award date of December 15, 2004. 75,000 shares of common stock will be granted to Mr. Tutor on each of June 30, 2005 and June 30, 2006 subject to his continued service as our Chief Executive Officer, according to the terms of a Retention Incentive Agreement . At December, 31, 2004, the market value of the shares was $2,503,500. Mr. Tutor is not entitled to any dividends on these common shares until such shares have vested.

(4)      Represents the dollar value of 150,000 restricted stock units awarded under our 2004 Stock Option and Incentive Plan based on the closing market price of $14.53 on the grant date of August 18, 2004. 75,000 restricted stock units will vest on the first anniversary of the grant date, and the remaining 75,000 restricted stock units will vest upon determination, to occur no later than March 31, 2006 by our Compensation Committee, that Management Services segment pretax income goals as set forth in the award agreement have been met. At December 31, 2004, the market value of the underlying shares of common stock was $2,503,500. Any cash dividends paid by us on our outstanding common stock prior to vesting will accrue and be converted into additional restricted stock units based on the closing market price of our common stock on the date such dividend is paid.

Equity Compensation Plans

        The following table sets forth certain summary information with respect to stock options granted and available for future grants under equity compensation plans approved and not approved by stockholders as of December 31, 2004:

Equity Compensation Plan Information as of December 31, 2004

                                                                                                         Number of securities
                                                                                                    remaining available for future
                                            Number of securities to        Weighted-average             issuance under equity
                                            be issued upon exercise       exercise price of         compensation plans (excluding
                                            of outstanding options,      outstanding options,            securities reflected
             Plan category                    warrants and rights        warrants and rights                in column (a))
-------------------------------------------------------------------------------------------------------------------------------------
                                                      (a)                        (b)                             (c)
Equity Compensation Plans:
Approved by Stockholders -
  Special Equity Incentive Plan 1                     694,500                  $4.45                           195,634

  1982 Stock Option Plan 2                              5,000                  $5.29                              -

  2004 Stock Option and Incentive Plan 3              300,000                  $0.00                           700,000
-------------------------------------------------------------------------------------------------------------------------------------

Not approved by Stockholders -
  Options Granted to Certain
  Directors and Executive Officers                     35,000                  $8.46                              -
-------------------------------------------------------------------------------------------------------------------------------------

Total                                               1,034,500                  $3.30                           895,634
=====================================================================================================================================

1 Effective May 25, 2000, our stockholders approved the adoption of the Special Equity Incentive Plan which provides up to 3,000,000 shares of our common stock for the granting of non-qualified stock options to key executives, employees and directors. Options are granted at not less than the fair market value on the date of grant, and generally expire 10 years from the date of grant. All of the options outstanding are exercisable.

2 The provisions of the 1982 Stock Option Plan expired during 2002. However, the Company still has 5,000 shares of common stock reserved for issuance under the Plan applicable to the remaining outstanding options, all of which are exercisable.

3 Effective May 13, 2004, our stockholders approved the adoption of the 2004 Stock Option and Incentive Plan which provides up to 1,000,000 shares of our common stock for the granting of stock-based compensation awards to key executives, employees and directors. The Plan allows these stock-based compensation awards to be granted in a variety of forms, including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards and dividend equivalent rights.

Option Exercises and Holdings

        The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 2004 and unexercised options held as of December 31, 2004:

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option Values

                         Number of
                        Securities                                                                    Value of
                        Underlying                               Number of                           Unexercised
                          Shares                                Unexercised                          In-the-Money
                        Acquired on        Value                  Options                              Options
        Name             Exercise         Realized          at December 31, 2004                at December 31, 2004
        ----          --------------  --------------- --------------------------------   --------------------------------
                                                       Exercisable    Unexercisable       Exercisable    Unexercisable
                                                       -----------    -------------       -----------    -------------
Ronald N. Tutor          1,225,000   $ 11,075,600              -                 -        $        -     $           -
Robert Band                137,500      1,362,800        100,000                 -         1,219,000                 -
Zohrab B. Marashlian       303,100      2,941,700        141,500                 -         1,724,900                 -
Craig W. Shaw              130,000      1,239,000        315,000                 -         3,840,000                 -
Michael E. Ciskey           30,000        294,900              -                 -                 -                 -

        There were no stock options or Stock Appreciation Rights granted to any of the Named Executive Officers during the year ended December 31, 2004.

Incentive Compensation Plans

        We have an incentive compensation plan for certain employees at the corporate level (The Perini Corporation Amended and Restated (2004) General Incentive Compensation Plan), or corporate plan, and an incentive compensation plan for certain employees at the business unit level (The Perini Corporation Amended and Restated (2004) Construction Business Unit Incentive Compensation Plan), or business unit plan. Under these plans, eligibility and designated levels of participation are determined by our Compensation Committee. Eligibility to participate under the corporate plan is limited to individuals who are executives, managers and key employees at the corporate level and eligibility to participate under the business unit plan is limited to individuals who are managers and key employees at our construction business unit level.

        Under the terms of the plans, participants can receive incentive compensation awards ranging from zero to as much as 100% of base salary. In addition, the Compensation Committee has the authority, when appropriate, to make certain discretionary incentive compensation awards. Awards are based on established corporate goals, levels of achievement of these goals and the base salaries and individual bonus limits assigned to the participants. The actual incentive compensation amounts available to participants at a business unit are based on the level of achievement of the corporate goal applied to the profit generated by that business unit. For 2005, the corporate goals under the plan are based on pretax income. No amounts attributed to a participant in the plans become vested until the Compensation Committee approves the payment, usually in March following the year earned. Incentive compensation for the Named Executive Officers is included in the Summary Compensation Table under the “Bonus” column.

401(k) Plan

        We have a tax-qualified Section 401(k) Retirement Plan covering all of our executive, professional, administrative and clerical employees who are over 21 years of age and who have completed three months of service with us. Under the 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan. In addition, we make employer contributions into the 401(k) plan based on a non-discretionary match of employees’ contributions, as defined, since 2002. Prior to 2002, our contribution to the 401(k) plan was based on a specified level of profits, subject to certain limitations, as well as approval by our Board of Directors of any discretionary contributions.

Pension Plan Disclosure

        The following table sets forth pension benefits payable based on an employee’s remuneration (“final average earnings”) and “years of service” as defined under our non-contributory Retirement Plan for all of our full-time employees, and to the extent covered remuneration is limited by the Internal Revenue Code of 1986, as amended, certain pension benefits payable have been augmented based on our Benefit Equalization Plan:

                                                   Pension Plan Table -
                                         Estimated Annual Pension Benefits (2) for
                                            Years of Service Indicated (3) (4)
                          ------------------------------------------------------------------------
Remuneration (1) (4)           15 Years       20 Years       25 Years       30 Years       35 Years
--------------------           --------       --------       --------       --------       --------

      $125,000                 $23,179        $30,905        $38,631        $38,631        $38,631
       150,000                  28,804         38,405         48,006         48,006         48,006
       175,000                  34,429         45,905         57,381         57,381         57,381
       200,000                  40,054         53,405         66,756         66,756         66,756
       225,000                  45,679         60,905         76,131         76,131         76,131
       250,000                  51,304         68,405         85,506         85,506         85,506
       300,000                  62,554         83,405        104,256        104,256        104,256
       400,000                  85,054        113,405        141,756        141,756        141,756
       500,000                 107,554        143,405        179,256        179,256        179,256
----------

(1)      Remuneration covered by the plan and the Benefit Equalization Plan is limited to an employee's annual salary and for the Named Executive Officers is limited to the amounts in the "Annual Salary" column included in the Summary Compensation Table on page 19.
(2)      The estimated annual benefits are calculated on a straight-line annuity basis and are not subject to any further deductions for Social Security since the Plan formula integrates the calculation of the benefits with certain adjustments for Social Security, as defined.
(3)      The estimated credited years of service for our Named Executive Officers are as follows: R. Band (31 years), Z.B. Marashlian (32 years), C.W. Shaw (26 years), and M.E. Ciskey (26 years).
(4)      As of June 1, 2004 the Perini Corporation Pension Plan was "frozen", meaning that "final average earnings" and "years of service" will remain at the June 1, 2004 level for purposes of calculating future benefits.

Performance Graph

Comparison of 5-year Cumulative Total Return
Among Perini Corporation, NYSE Market Value Index, AMEX Market Value Index,
And Selected Construction Peer Group

--------------------------------------------------------------------------------------------------------
                                                    2000        2001        2002        2003       2004
--------------------------------------------------------------------------------------------------------
Perini                                    100         77         181         115         236        431
NYSE                                      100        102          93          76          99        111
AMEX                                      100         99          94          90         123        141
Construction Peer Group                   100         97          52          55          78        116

         The above graph compares the performance of Perini Corporation ("Perini") with that of the New York Stock Exchange Market Value Index ("NYSE"), the American Stock Exchange Value Index ("AMEX") and a selected Construction Peer Group. The approximately twenty companies included in the Construction Peer Group were selected by the appropriate construction-related Standard Industrial Classification Codes (or SIC Codes). Perini's common stock moved from the AMEX to the NYSE effective April 1, 2004.

        The comparison of total return on investment (change in year-end stock price plus reinvested dividends) for each of the periods assumes that $100 was invested on January 1, 2000, in each of Perini, the NYSE Market Value Index, the AMEX Market Value Index and the Construction Peer Group, with investment weighted on the basis of market capitalization.

Directors' Compensation

        Fees for our outside directors consisted of an annual retainer fee of $25,000, plus $900 per Board meeting attended in person and $300 per meeting attended telephonically. Members of the Audit Committee received $2,000 per meeting attended in person; $500 per meeting attended telephonically. The Audit Committee Chair receives an additional retainer of $10,000. Members of the Compensation and Corporate Governance and Nominating Committees received a fee of $900 per meeting attended in person; $300 per telephonic meeting. Ronald N. Tutor, our Chairman and Chief Executive Officer, has opted to receive no director fees since he is party to a management agreement described in "Certain Transactions" below.

Director and Officer Indemnification

        Our charter provides that no director shall be personally liable to us or to our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director's duty of loyalty to us or our stockholders, for acts or omissions not in good faith, for acts or omissions involving intentional misconduct or a knowing violation of law or for any transaction from which the director derived an improper personal benefit. Our bylaws provide that our directors and officers will be indemnified against liabilities that arise from their service as directors and officers, subject to certain exceptions. We have entered into agreements with our directors and officers that also provide for such indemnification and expenses and liability reimbursement. We have obtained insurance which insures our directors and officers against certain losses and which insures us against our obligations to indemnify our directors and officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. During 2004, we participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a member of the Compensation Committee, is Vice Chairman of the Board of Directors. Our share of these joint ventures contributed $34.7 million to our consolidated revenues for the year ended December 31, 2004.

CERTAIN TRANSACTIONS

        We believe that the transactions described below were on terms that were at least as favorable to us as we would have expected to negotiate with other unaffiliated third parties at the point in time these transactions were consummated.

Tutor-Saliba Management Agreement

        In January 1997, we entered into a management agreement with Tutor-Saliba, a California corporation engaged in the construction industry, and Ronald N. Tutor, chief executive officer and sole stockholder of Tutor-Saliba, to provide certain management services. The management agreement has been renewed annually by our Compensation Committee, which consists entirely of independent directors, under the same basic terms and conditions as the initial agreement except that the amount of the fee payable thereunder by us to Tutor-Saliba was increased effective January 1, 2000, from $150,000 to $250,000 per year and effective January 1, 2004, from $250,000 to $375,000 per year. In the fourth quarter of 2004, the Compensation Committee increased the fee to $800,000 based on the findings of an executive compensation study commissioned from a nationally recognized independent consulting firm. Effective

December 31, 2001, Mr. Tutor was included as a participant in our incentive compensation plan. Since January 17, 1997, Mr. Tutor has been a member of our Board of Directors and an officer of Perini and effective July 1, 1999 was elected Chairman of our Board of Directors and effective March 29, 2000 was elected Chairman and Chief Executive Officer.

Joint Ventures

Tutor-Saliba Joint Ventures

        Historically, we have participated in joint ventures with Tutor-Saliba both on a sponsored and a non-sponsored basis and currently participate in certain joint ventures with them, our share of which contributed $37.2 million to our consolidated revenues for the year ended December 31, 2004.

        In late 2002, we entered into an arrangement with Tutor-Saliba whereby Tutor-Saliba provided a financial guarantee in order for us to secure a performance and payment bond on a building project with an estimated contract value of approximately $135 million. As compensation for the financial guarantee, we paid Tutor-Saliba a fee of $1.0 million in February 2003.

O&G Joint Ventures

        We also participated in certain joint ventures with O&G Industries, Inc., of which Raymond R. Oneglia, a director of Perini, is Vice Chairman of the Board of Directors. Our share of these joint ventures contributed $34.7 million to our consolidated revenues for the year ended December 31, 2004.

AIG Relationship

        National Union Fire Insurance Company of Pittsburgh, Pa., a wholly owned subsidiary of AIG, is one of our sureties and a provider of insurance and insurance related services to us. Payments to AIG for surety, insurance and insurance related services approximated $8.8 million for the year ended December 31, 2004. The quality and cost of insurance services rendered are reviewed on an annual basis and competitive bids are obtained when deemed appropriate.

Potential Settlement with Preferred Shareholders

        On October 15, 2002, Frederick Doppelt, Arthur I. Caplan and Leland D. Zulch filed a lawsuit individually, and as representatives of a class of holders of our Depositary Shares against certain current and former directors of Perini in the United States District Court for the District of Massachusetts. Mr. Doppelt is a current director of Perini, Mr. Caplan is a former director of Perini and Mr. Zulch is a current Director Nominee.

        On November 30, 2004, Perini announced that the parties had reached an agreement for settlement of the lawsuit. See "Legal Proceeds Involving Director", page 10. The settlement, which is subject to Court approval, provides that Frederick Doppelt will resign from his position as a director of Perini upon Court approval of the settlement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our Executive Officers and Directors, and persons who own more than 10% of a registered class of Perini's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the SEC. Insiders are required by SEC regulations to furnish Perini with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of such reports furnished to us, we believe that during 2004 all Section 16(a) filing requirements applicable to its Insiders were met.

1B.

RATIFICATION OF APPOINTMENT OF AUDITORS

        Upon recommendation of the Audit Committee, the Board has appointed the firm of Deloitte & Touche LLP, independent registered public accountants, as our auditors for the fiscal year ending December 31, 2005. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with the foregoing appointment. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer appropriate questions.

        If the stockholders should fail to ratify the selection of auditors, the Audit Committee will designate auditors as required under the rules of the Exchange Act and in accordance with its charter.

        The Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors for Perini for the fiscal year ending December 31, 2005.

1C.

OTHER MATTERS

        Except for the election of the Preferred Directors discussed on pages 6 - 7, and elsewhere in this Proxy Statement, the Board of Directors knows of no other matters which are likely to be brought before the meeting. However, if any other matters of which the Board of Directors is not aware are presented to the meeting for action, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

        Perini will bear the cost of solicitation of proxies. The solicitation of proxies by mail may be followed by telephone or oral solicitation of certain stockholders and brokers.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at the following address or telephone number: Perini Corporation, 73 Mt. Wayte Avenue, Framingham, MA 01701, Attention: Susan C. Mellace, Secretary, (508) 628-2000. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                                                                                                                        By order of the Board of Directors,

                                                                                                                        Susan C. Mellace, Secretary

Framingham, Massachusetts
April 18, 2005

PERINI CORPORATION

Dear Preferred Stockholder:

Please take note of the important information enclosed with this Instruction Card. The election of two (2) Preferred Directors as discussed in the enclosed proxy materials requires your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the Instruction Card to indicate how your shares will be voted. Then sign and date the card, detach it and return your card in the enclosed postage-paid envelope.

This Instruction Card may be revoked at any time by filing with the Depositary a written revocation or duly executed Instruction Card prior to the annual meeting of Stockholders, May 19, 2005.

Thank you in advance for your prompt consideration of this matter.

Sincerely,

Perini Corporation

DETACH HERE	ZPRN72

PREFERRED STOCK	INSTRUCTION CARD PERINI CORPORATION	PREFERRED STOCK

Instruction Card for Election of Preferred Directors
To be held on Thursday, May 19, 2005 at 9:00 a.m.

This Instruction Card is being requested by the Depositary pursuant to the terms of the Deposit Agreement.

The undersigned hereby instructs EquiServe Trust Company, N.A., as Depositary (the “Depositary”) for the $21.25 Convertible Exchangeable Preferred Stock (the “Preferred Stock”) of Perini Corporation, to vote the shares of Preferred Stock represented by the Depositary Receipts held by the undersigned (the “Shares”) as directed on the reverse side hereof at the Election of Preferred Directors to be held at the Annual Meeting of Stockholders at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 19, 2005 at 9:00 a.m. or at any adjournments or postponements thereof.

When properly executed, this Instruction Card will cause the Depositary to vote the Preferred Stock represented by the Shares in the manner directed on the reverse side hereof by the undersigned. If no direction is given, the Depositary will abstain from voting the Shares.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. Where there is more than one holder, each should sign. When signing as an attorney, executor, administrator, guardian or trustee, please add your title as such. If executed by a corporation, the Instruction Card should be signed by a duly authorized person, stating his or her title or authority. If a partnership, please sign in partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED? ———————————————————————— ———————————————————————— ————————————————————————	DO YOU HAVE ANY COMMENTS? ———————————————————————— ———————————————————————— ————————————————————————

PERINI CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZPRN71

#PRN

☒	Please mark votes as in this example.

ELECTION OF PREFERRED DIRECTORS.		—————————————————————————— PERINI CORPORATION
A.	The election of two (2) Preferred Directors as described in the proxy statement of the Board of Directors to serve until the 2006 Annual Meeting.	—————————————————————————— PREFERRED STOCK

Nominees:

	FOR	WITHHELD
(01) Frederick Doppelt (02) Martin Shubik (03) Leland D. Zulch	☐ ☐ ☐	☐ ☐ ☐

Vote “FOR” two nominees only. Please note: if you vote for all three nominees your vote will become invalid.

Mark box at right if an address change or comment has been noted on the reverse side of this card. Please be sure to sign and date this Instruction Card.	☐

Signature: _____________________________     Date: ___________     Signature: _____________________________     Date: ___________

PERINI CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage-paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, May 19, 2005.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Perini Corporation

DETACH HERE	ZPRN42

COMMON STOCK	PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PERINI CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 19, 2005	COMMON STOCK

The undersigned hereby appoints Robert Band and Michael E. Ciskey and each of them as Proxies of the undersigned, with full power of substitution, and authorizes each of them to represent and to vote all shares of Common Stock of Perini Corporation held by the undersigned at the close of business on March 24, 2004, at the Annual Meeting of Stockholders to be held at the Crowne Plaza, Hawthorne Ballroom, 1360 Worcester Road (Route 9 East), Natick, Massachusetts, on Thursday, May 19, 2005 at 9:00 a.m. or at any adjournments or postponements thereof.

UNLESS OTHERWISE SPECIFIED, THE UNDERSIGNED VOTE WILL BE CAST “FOR” PROPOSAL A, THE ELECTION OF DIRECTORS AS SET FORTH HEREIN AND “FOR” PROPOSAL B, TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005, AND “FOR” PROPOSAL B, AND C, TO TRANSACT OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXIES ARE HEREBY AUTHORIZED TO VOTE IN THEIR BEST DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THIS MEETING.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. If stock is held in the name of more than one person, all holders should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized person, stating his or her title or authority. If a partnership, please sign in partnership name by an authorized person.

HAS YOUR ADDRESS CHANGED? ———————————————————————— ———————————————————————— ————————————————————————	DO YOU HAVE ANY COMMENTS? ———————————————————————— ———————————————————————— ————————————————————————

PERINI CORPORATION

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE	ZPRN41

#PRN

☒	Please mark votes as in this example.

—————————————————————————— PERINI CORPORATION ——————————————————————————	The Board of Directors recommends a vote “FOR” proposal A, proposal B and proposal C.
COMMON STOCK	A.	The election of three (3) Class III Directors as described in the proxy statement of the Board of Directors to serve until the 2008 Annual Meeting.

Nominees:	(01) Peter Arkley, (02) Raymond R. Oneglia, (03) James A. Cummings

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐	———————————————————— For all nominees except as noted above

		FOR	AGAINST	ABSTAIN
B.	To ratify the appointment of Deloitte & Touche LLP, independent registered public accountants, as auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

C.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Mark box at right if an address change or comment has been noted on the reverse side of this card. Please be sure to sign and date this Proxy.	☐

Signature: _____________________________     Date: ___________     Signature: _____________________________     Date: ___________